SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2003

VANS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19402	33-0272893

(Commission File Number)	(I.R.S. Employer Identification No.)

15700 Shoemaker Avenue, Santa Fe Springs, California 90670-5515

(Address of Principal Executive Offices) (Zip Code)

(562) 565-8267

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Information
SIGNATURES

Item 5. Other Information

Vans, Inc. vs. Scott Brabson and Jay Rosendahl, in Arbitration before JAMS.

     The allegations we made in this case and the companion lawsuit pending in Los Angeles Superior Court are described in our Annual Report on Form 10-K for the year ended May 31, 2002.

     As we disclosed in our Form 8-K dated February 3, 2003, on January 28, 2003, the arbitrator issued a final award against Scott Brabson in this matter in the amount of approximately $8.0 million. The award was confirmed by Judge Elihu M. Berle of the Los Angeles Superior Court on February 20, 2003, and Judge Berle ordered that judgment be entered against Mr. Brabson. Judge Berle then stayed enforcement of the judgment for 10 days to allow Mr. Brabson the opportunity to post a bond in connection with an appeal of the confirmation. We have no information at this time as to whether Mr. Brabson will post such a bond.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANS, INC. (Registrant)

Date: February 25, 2003	By	/s/ Craig E. Gosselin

Craig E. Gosselin Senior Vice President and General Counsel